Exhibit 10.1
Execution Version
AMENDMENT NUMBER FIVE TO BUSINESS LOAN AGREEMENT AND OTHER RELATED DOCUMENTS
THIS AMENDMENT NUMBER FIVE TO BUSINESS LOAN AGREEMENT AND OTHER RELATED DOCUMENTS (this “Amendment”), dated as of December 29, 2025, is entered into between BANC OF CALIFORNIA, formerly known as Pacific Western Bank (“Lender”), and HANCOCK PARK CORPORATE INCOME, INC., a Maryland corporation (“Borrower”), in light of the following facts:
RECITALS
WHEREAS, Borrower and Lender have previously entered into that certain Business Loan Agreement, dated September 9, 2019 (as previously amended, the “Loan Agreement”); and
WHEREAS, Lender and Borrower have agreed to amend the Loan Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.AMENDMENTS.
(a)All references in the Loan Agreement, Note and other Related Documents to the $15,000,000 “Principal” or maximum principal cap on the revolving line of credit provided thereunder is hereby changed to and shall be $7,500,000, which shall continue to be subject to the other limitations and terms and conditions set forth therein.
(b)The stated amount of the Note is hereby decreased from $15,000,000 to $7,500,000.
(c)The paragraph titled “Minimum Tangible Net Asset Value” on page 3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Minimum Tangible Net Asset Value. Borrower shall maintain a minimum Net Asset Value in the amount of $7,500,000.00. The term “Net Asset Value” is defined as the total assets less goodwill/other intangibles less the total liabilities on a consolidated basis. This required value must be maintained at all times and may be evaluated quarterly.”
(d)The provision titled “Minimum Quarterly Net Investment Income” on page 3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Minimum Quarterly Net Investment Income. Borrower shall maintain a minimum Quarterly Net Investment Income after the management/incentive fees in the amount of

$150,000.00. The term “Net Investment Income” is defined as the total investment income less the total expenses, as presented in Borrower’s financial statements. This required minimum income must be maintained at all times and may be evaluated quarterly.”
(e)The first sentence of the subsection titled “Inspection” under the Section titled “AFFIRMATIVE COVENANTS” in the Loan Agreement is hereby amended and restated, in its entirety, to read as follows:
“Upon reasonable prior notice from Lender, permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records; provided, however, that Borrower shall not be required to disclose any such properties, books, account and records if such disclosure would violate the attorney-client privilege or confidentiality obligations owed to third-parties. Borrower shall have the right to be present during any inspection or audit. Outside the occurrence of an Event of Default, inspections and audits shall be limited to once per calendar year and upon no less than ten (10) business days’ prior written notice to Borrower, and Borrower shall reimburse Lender for any reasonable and documented out-of-pocket costs and expenses incurred during such audit or inspection.”
(f)The Loan Agreement is hereby amended to add the following new Section titled “COUNTERPARTS PROVISION”, to read as follows:
“COUNTERPARTS PROVISION. This Agreement, any Related Document, and any amendments, supplements, or other documents executed in connection herewith, may be executed in counterparts, each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument. The exchange of copies of this Agreement, any Related Document, or any amendments, supplements, or other documents executed in connection herewith and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”), or by a combination of such means, will constitute effective execution and delivery of such document as to the parties and may be used in lieu of an original document for all purposes. Lender may also execute this Agreement, any Related Document, and any amendments, supplements, or other documents executed in connection herewith by electronic signature, whether digital or encrypted, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include DocuSign signature, faxed or emailed versions of an original signature or electronically scanned and transmitted versions of an original signature, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.”

(g)The Note is hereby amended by adding a new Appendix A to the end of the Note, in the form attached to this Amendment as Exhibit A.
3.CONDITIONS PRECEDENT. Each of the following is a condition precedent to the effectiveness of this Amendment:
(a)Lender shall have received a fully executed original of this Amendment;
(b)Lender shall have received a documentation fee of $3,000;
(c)Lender shall have received the annual commitment fee of $37,500 for the period from December 31, 2025 to December 31, 2026; and
(d)Lender shall have received all legal fees incurred by it in connection with prior work and this Amendment and all other documents being executed in connection herewith.
4.REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all representations and warranties of Borrower set forth in the Loan Agreement are true, complete and accurate as of the date hereof.
5.COUNTERPARTS; ELECTRONIC EXECUTION. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument. The exchange of copies of this Amendment and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”), or by a combination of such means, will constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of an original Amendment for all purposes. Lender may also execute this Amendment by electronic signature, whether digital or encrypted, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include DocuSign signature, faxed or emailed versions of an original signature or electronically scanned and transmitted versions of an original signature, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
6.LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first written above.

HANCOCK PARK CORPORATE INCOME,
INC., a Maryland corporation, as Borrower

By:	/s/ Tod K. Reichert
Tod K. Reichert, Corporate Secretary
Amendment Number Five to Business Loan Agreement and Other Related Documents

BANC OF CALIFORNIA

By:	/s/ Todd Savitz
Todd Savitz, Senior Vice President

EXHIBIT A

APPENDIX A

Index Cessation

If at any time Lender reasonably believes or reasonably determines that (i) the pre-replacement interest-rate index applicable to the Note (such pre-replacement index or replacement index, the “Index”) has been or will imminently be discontinued for any reason, (ii) the pre-replacement Index will not adequately and fairly reflect the cost to Lender of maintaining or funding loans based on the pre-replacement Index, (iii) the pre-replacement Index is not widely used as a benchmark Index or is no longer an industry-accepted reference rate for similarly situated loans to the Loan, (iv) adequate and fair means do not exist for Lender to ascertain the pre-replacement Index or the pre-replacement Index is no longer being published by a reliable source reasonably available to and used by Lender, (v) regulatory changes (meaning a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any governmental authority, central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office) make it unlawful or commercially unreasonable for the Lender to use the pre-replacement Index as the Index for purposes of determining the interest rate or (vi) the administrator of the pre-replacement Index or a governmental authority having jurisdiction over Lender has made a public statement identifying a specific date after which the pre-replacement Index shall no longer be used for determining interest rates for loans, then Lender shall use reasonable efforts to select a replacement Index that Lender in good faith believes is a practical means of preserving the parties’ intent relative to the economics of the pre-replacement Index.
In addition, in the event the result of any of the foregoing in clause (i) through (iv) above is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender (collectively, “Increased Costs”). If Lender becomes entitled to claim any Increased Costs pursuant to this Section, Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully-compensate Lender for such Increased Costs. A certificate as to any Increased Costs submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive the repayment of the Loan and the satisfaction of all other obligations of Borrower under the Related Documents.
In the event that Lender determines a replacement Index, which determination shall be conclusive, in order to account for the relationship of the replacement Index to the pre-replacement Index, Lender shall also determine, which determination shall be conclusive, any change necessary to the percentage points (“Margin”) to be added or subtracted to the replacement Index necessary to ensure that the replacement method will measure interest rates in a manner similar to the pre-replacement Index, and for the avoidance of doubt, any such change to the Margin shall not reduce the interest rate in effect as of the date of such Index replacement.

In selecting such replacement Index and Margin, Lender may give due consideration to (i) the recommendation of a replacement Index or Margin adjustment, or method of calculating or determining such replacement Index or Margin by the regulatory entities with jurisdiction over Lender or a committee officially endorsed or convened by the regulatory entities, (ii) any evolving or industry-accepted means for determining an Index and Margin, or method of calculating or determining such Index and Margin, for the replacement of the Index and Margin with the replacement Index and Margin, (iii) the then prevailing market convention for determining an Index rate of interest for commercial loans that are comparable to Lender’s commercial loans at that time, and (iv) a similar rate Index from other sources deemed to be reasonably reliable by and available to Lender.
To the extent a replacement Index and Margin are so designated, the replacement Index and Margin shall be applied in a manner consistent with market practice; and, to the extent such market practice is not administratively feasible for Lender, such replacement Index and Margin shall be applied in a manner as otherwise reasonably determined by Lender.
Reasonably promptly after such determination by Lender, Lender may, by notice to Borrower, amend the Note (without the need for any action or consent by Borrower) (i) to replace the Index with the replacement Index selected, (ii) amend the Margin to be added to the Index, and (iii) state the date upon which the replacement Index and Margin shall be effective. Upon the operative date, the replacement Index and Margin shall then be deemed the Index and Margin for all purposes of this Note. To the extent practicable, the interest rate based on the replacement Index plus or subtract the Margin, as it may be adjusted, will be substantially equivalent to the interest rate plus or subtract the Margin previously in effect as of the date of the replacement of the Index and Margin.
Borrower understands that Lender may make loans to other borrowers based on other rates as well. A different replacement Index and Margin may be selected for different types of loans and transactions. Borrower acknowledges that the discontinuation of pre-replacement Index is a future event over which neither Lender nor Borrower has influence but which will necessarily affect such Index and Margin. Borrower acknowledges that the interest rate resulting from replacement Index and Margin will differ from pre-replacement Index and Margin.
Borrower agrees that Lender shall not be liable in any manner for its selection and implementation of a replacement Index and Margin, provided that Lender makes such selection in good faith and implementation consistent with market practice, or if not feasible, as reasonably determined by Lender.
The replacement Index and Margin shall remain in effect from the effective date set forth in such notice until the maturity date, unless such an instance occurs where the replacement Index is no longer available, then the same process described in this section shall apply.
In connection with the use or administration of Index or in connection with the use, administration, adoption, or implementation of any replacement Index, Lender will have the right to make, at Borrower’s sole cost and expense, Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Related Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower or any other party to the this Note or any other Related Document. Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of the Index or any replacement Index, as applicable. Without limiting the foregoing,

Borrower shall promptly execute and deliver, and cause any Guarantor to execute and deliver, any amendment, reaffirmation or modification required by Lender in its reasonable discretion to evidence any such Conforming Changes.
“Conforming Changes” shall mean, with respect to either the use or administration of the Index or the use, administration, adoption or implementation of any replacement Index, any technical, administrative or operational changes (including changes to the definition of “Business Day” and “Interest Rate”), the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) Lender reasonably decides may be appropriate or necessary to reflect the adoption and implementation of such Index or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides adoption of any portion of such market practice is not administratively feasible or if Lender determines no market practice for the administration of such Index exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Related Documents).